EMPLOYEE SOLUTIONS, INC.

                                  EXHIBIT 10.19
                             TO REPORT ON FORM 10-K


                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement") is made effective as of this 15th day of February, 1999 by and between EMPLOYEE SOLUTIONS, INC., an Arizona corporation (the "Company"), and QUENTIN P. SMITH, JR. ("Employee").

                                    RECITALS

         A. The Company wishes to employ Employee, and Employee wishes to be employed by the Company.

         B. The parties wish to set forth in this Agreement the terms and conditions of such employment.


                                   AGREEMENTS

         In consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. EMPLOYMENT. Subject to the terms and conditions of this Agreement, the Company employs Employee to serve in an executive capacity and Employee accepts such employment and agrees to dedicate all of his business time and effort to Company business and perform such reasonable responsibilities and duties as may be assigned to him from time to time by the Company's Board of Directors (the "Board") or the Chairman of the Board. Employee's title shall be Chief Executive Officer and President, with responsibility for the overall operations of the Company and its subsidiaries and such other executive responsibilities as may be assigned from time to time by, and subject to the direction of, the Board or the Chairman of the Board.

         2. TERM. The employment of Employee by the Company pursuant to this Agreement shall commence on the date hereof and continue through February 14, 2002 or until terminated as provided elsewhere herein.

         3. COMPENSATION.

               a. SALARY. The initial monthly base salary payable to Employee shall be $31,250, which base salary shall be reviewed at least annually in accordance with the Company's policies and practices regarding periodic review and adjustment of executive compensation.

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Employee's  base  salary  shall not be reduced  during the term  hereof  without
Employee's written consent.

               b. INCENTIVE PLAN. Employee agrees that the base salary described above shall be Employee's sole cash compensation and that no bonus payment will be offered by the Company or accepted by Employee. The parties agree that Employee's incentive compensation opportunity shall be in the form of options for the purchase of the Company's Common Stock.

         4. FRINGE BENEFITS. In addition to the options for shares of the Company's Common Stock available to Employee under the same terms as those available to Company employees, and any other employee benefit plans generally available to Company employees, the Company shall include Employee (and Employee's dependents) in any group medical insurance plan maintained for the employees of the Company at the Company's expense. The manner of implementation of such benefits with respect to such items as procedures and amounts is discretionary with the Company but shall be commensurate with Employee's executive status and shall include medical, dental and hospital coverage for Employee and Employee's dependents who are eligible under the applicable plans.

         5. VACATION. Employee shall be entitled to vacation with pay in keeping with Employee's established vacation practices, but in no event less than four weeks per service anniversary year. In addition, Employee shall be entitled to such holidays as the Company may approve for its executive personnel.

         6. EXPENSE REIMBURSEMENT. In addition to the compensation and benefits provided above, the Company shall pay all reasonable expenses of Employee incurred in connection with the performance of Employee's duties and responsibilities to the Company pursuant to this Agreement, upon submission of appropriate vouchers and supporting documentation in accordance with the Company's usual and ordinary practices, provided that such expenses are reasonable and necessary business expenses of the Company. The Company shall pay Employee's reasonable cellular telephone expenses that are related to Company business. The Company further agrees to reimburse Employee for rent expense under the lease agreement for Employee's current office location until the lease is terminated or the space is sublet, provided that the Company's reimbursement obligation under this sentence shall be capped at $10,000.

         7. TERMINATION. This Agreement may be terminated in the manner provided below:

               a. FOR CAUSE. The Company may terminate Employee's employment by the Company, for cause, upon written notice to the Employee stating the facts constituting such cause, provided that Employee shall have 20 days following such notice to cure any conduct or act, if curable, alleged to provide grounds for termination for cause hereunder. In the event of termination for cause, the Company shall be obligated to pay the Employee only the base salary due him through the date of termination. Cause shall include willful and persistent failure to abide by instructions or policies from or set by the Board of Directors, wilful and persistent failure to attend to material duties or obligations imposed under this Agreement, or commission of a felony or serious misdemeanor offense or pleading guilty or NOLO CONTENDERE to same.

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               b. DISABILITY. If Employee experiences a permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), the Company shall have the right to terminate this Agreement without further obligation hereunder except for any amounts payable pursuant to disability plans generally applicable to executive employees.

               c. DEATH. If Employee dies, this Agreement shall terminate immediately, and Employee's legal representative shall be entitled to receive the base salary due to Employee through the 60th day from the date on which his death shall have occurred and any other death benefits generally applicable to executive employees.

               d. TERMINATION WITHOUT CAUSE. Should the Company incur liability to Employee as a result of terminating Employee's employment without cause, the Company's liability to Employee in connection with such termination shall equal 12 months of Employee's then-current base salary.

         8. CHANGE IN CONTROL.

               a. SEVERANCE BENEFITS. If Employee's employment with the Company terminates within 12 months after a Change in Control (as defined in Section 8.b below), Employee shall be entitled to the severance benefits provided in Section 8.d unless such termination is in accordance with Section 7.a, 7.b or 7.c above, in which case such other section shall apply.

               b. "CHANGE IN CONTROL" shall be deemed to have occurred if, within 12 months after the date of any "Hostile Proposal" (as such term is defined in Section 8.e hereof),

                    (i) a "person" (as such term is used in Paragraphs 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]) that has made a Hostile Proposal becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding Voting Securities;

                    (ii) the stockholders of the Company approve a merger or consolidation of the Company with any person that has made a Hostile Proposal (other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) 50% or more of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation); or

                    (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company's assets to any person that has made a Hostile Proposal.

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               c. "VOTING  SECURITIES"  shall mean any securities of the Company which vote generally in the election of directors.

               d. AMOUNT OF BENEFIT. If Employee is entitled to severance benefits under Section 8.a, such benefit shall be a lump-sum payment equal to the difference between $5 million and the "aggregate profit" on Company stock options which have been exercised by Employee at any time prior to the Change in Control or which are exercisable or become exercisable in connection with the Change in Control. "Aggregate profit" for purposes of this paragraph shall mean the difference between the exercise price of the options and the market price of the Company's Common Stock on the date of the Change in Control (determined by the closing price on the principal trading market on which the Common Stock is then traded).

               e. "HOSTILE PROPOSAL" shall mean any of the following which occurs without the prior concurrence, approval or consent of the Board of Directors or a duly designated committee thereof (with the terms "person" and "beneficial owner" in this Section 8.e defined as in Section 8.b above):

                    (i) the public announcement (whether by press release, filing with or notice to a government agency, or any other means) by a person of any plan, proposal or specific intention to (A) become the beneficial owner of 15% or more of the Voting Securities, (B) effect or cause to be effected a merger or consolidation of the Company (other than a merger or consolidation which would result in the Voting Securities of the Company outstanding
immediately   prior  thereto   continuing  to  represent  (either  by  remaining
outstanding or by being converted into Voting Securities of the surviving entity) 50% or more of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation); or (C) effect or cause to be effected a complete liquidation of the Company or the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company's assets;

                    (ii) a person becomes the beneficial owner of 15% or more of the Voting Securities; or

                    (iii) the receipt by the Company of a plan or proposal to effect a transaction or series of transactions which would fall within subpart 8.e(i) above which, or which is accompanied by a communication which, states, implies or threatens that material actions will be taken to pursue the transaction or series of transactions without the cooperation or participation of the Company if the proposal is not accepted in substantially the form presented.

         9. RETURN OF THE COMPANY'S MATERIALS. Upon the termination of this Agreement, Employee shall promptly return to the Company all files, credit cards, keys, instruments, equipment, and other materials owned or provided by the Company. Employee shall retain ownership of the items listed on Attachment 1.

         10. INSURANCE. The Company shall use commercially reasonable efforts to carry director's and officer's professional liability insurance coverage for Employee while in the performance of Employee's duties hereunder in an amount of at least $10,000,000.

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         11. NONDELEGABILITY OF EMPLOYEE'S RIGHTS AND COMPANY ASSIGNMENT RIGHTS.
The obligations, rights and benefits of Employee hereunder are personal and may not be delegated, assigned, or transferred in any manner whatsoever, nor are
such  obligations,   rights  or  benefits  subject  to  involuntary  alienation, assignment or transfer. The Company may transfer its obligations hereunder to a subsidiary, affiliate or successor.

         12. NOTICES. All notices, demands and communications required by this Agreement shall be in writing and shall be deemed to have been given for all purposes when sent to the respective addresses set forth below, (i) upon personal delivery, (ii) one day after being sent, when sent by overnight courier service to and from locations within the continental United States, (iii) three days after posting when sent by registered, certified, or regular United States mail, with postage prepaid and return receipt requested, or (iv) on the date of transmission when sent by confirmed facsimile.

                If to the Company:  Employee Solutions, Inc.
                                    6225 North 24th Street
                                    Phoenix, Arizona  85016
                                    Attn: Legal Department

                If to Employee:     Quentin P. Smith, Jr.
                                    10361 North 117th Place
                                    Scottsdale, Arizona  85259

(Or when sent to such other address as any party shall specify by written notice so given.)

         13. ENTIRE AGREEMENT. This Agreement (with Attachment 1), together with the noncompete and confidentiality agreement and the stock option grant letter, each dated as of February 15, 1999 (the "Other Agreements") constitutes the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms. It supersedes all understandings and negotiations concerning the matters specified herein (including all prior written employment agreements and arrangements, if any), except as provided in the Other Agreements. Any representations, promises, warranties or statements made by either party that differ in any way from the terms of this written Agreement or the Other Agreements shall be given no force or effect. Except as provided in the Other Agreements, the parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.

         14. WAIVER. The waiver by either party of the breach of any covenant or provision in this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

         15. INVALIDITY OF ANY PROVISION. The provision of this Agreement are severable, it being the intention of the parties hereto that should any provisions hereof be invalid or

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unenforceable,  such invalidity or  unenforceability  of any provision shall not affect the remaining provisions hereof, but the same shall remain in full force and effect as if such invalid or unenforceable provisions were omitted.

         16. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona exclusive of the conflict of law provisions thereof. The parties agree that in the event of litigation, venue shall lie exclusively in Maricopa County, Arizona.

         17. HEADINGS; CONSTRUCTION. Headings in this Agreement are for informational purposes only and shall not be used to construe the intent of this Agreement. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against any party.

         18. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement. Delivery by any party of a facsimile signature to the other parties to this Agreement shall constitute effective delivery by said party of an original counterpart signature to this Agreement.

         19. BINDING EFFECT; BENEFITS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         20. BINDING EFFECT ON MARITAL COMMUNITY. Employee represents and warrants to the Company that he has the power to bind his marital community (if any) to all terms and provisions of this agreement by his execution hereof.

         21. TERMINATION OF CONSULTING AGREEMENT. The parties agree that the current consulting agreement between them is terminated effective as of the date hereof and that no further consideration of any kind is payable thereunder.

         22. BOARD OF DIRECTORS POSITIONS; ORGANIZATION DUES. The Company acknowledges that Employee intends to serve or continue serving on the boards of four companies. The Company consents to such service provided that it does not materially adversely affect Employee's performance under this Agreement. Employee will not join any additional boards of directors or take any similar position without the prior written consent of the Company. The Company further agrees to pay annual membership dues to the Greater Phoenix Leadership (to a maximum of $20,000 per year) at Employee's request during the term of this Agreement commencing with the payment due January 31, 2000.


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         IN  WITNESS  WHEREOF,  each of the  parties  hereto has  executed  this
Employment Agreement and caused the same to be duly delivered on its behalf as of the date first above written.

                                              EMPLOYEE SOLUTIONS, INC.,
                                              an Arizona corporation


                                              By: /s/
                                                  ------------------------------
                                              Its:
                                                   -----------------------------
                                                                       "COMPANY"

                                                   /s/ Quentin P. Smith, Jr.
                                                   -----------------------------
                                                   Quentin P. Smith, Jr.

                                                                      "EMPLOYEE"


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